UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2016
Horsehead Holding Corp. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-33658 (Commission File Number)	20-0447377 (IRS Employer Identification No.)
4955 Steubenville Pike, Suite 405 Pittsburgh, Pennsylvania 15205 (Address of principal executive offices, including zip code)
724-774-1020 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On May 16, 2016, Horsehead Holding Corp. (the “Company”) and certain of its direct and indirect wholly-owned subsidiaries (together with the Company, the “Debtors”) entered into Amendment No. 2 and Waiver (the “Amendment”) to the Senior Secured Superpriority Debtor-in-Possession Credit, Security and Guaranty Agreement, dated as of February 8, 2016 (as amended, the “DIP Credit Agreement”), with the lenders party thereto (the “DIP Lenders”) and Cantor Fitzgerald Securities, as administrative agent.
Pursuant to the Amendment, the DIP Lenders waived certain events of default including, among others, the Debtors’ failure to meet certain milestones and Zochem Inc.’s failure to comply with the minimum required EBITDA-R covenant. The Amendment also updated the milestones that the Debtors are required to comply with in the Chapter 11 proceedings as follows:

•	On or prior to June 3, 2016, the Bankruptcy Court shall have entered an order approving the disclosure statement of the Plan;

•	On or prior to June 6, 2016, the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) shall have entered an order approving the disclosure statement of the Plan;

•	On or prior to July 13, 2016, the Bankruptcy Court shall have entered an order confirming the Plan; and

•	On or prior to July 15, 2016, the Canadian Court shall have entered an order confirming the Plan.
The Amendment also amended the DIP Credit Agreement to, among other changes, reduce the minimum required EBITDA-R for Zochem Inc.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.
Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

10.1
Amendment No. 2 and Waiver to the Senior Secured Superpriority Debtor-in-Possession Credit, Security and Guaranty Agreement, dated as of May 16, 2016, by and among Horsehead Holding Corp., Horsehead Corporation, Horsehead Metal Products, LLC, The International Metals Reclamation Company, LLC and Zochem Inc., as borrowers, the lenders party thereto from time to time, and Cantor Fitzgerald Securities, as administrative agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 18, 2016	HORSEHEAD HOLDING CORP.

By: /s/ Robert D. Scherich____________
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

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